                                                                    EXHIBIT 10.6



                AMENDED AND RESTATED STOCK RESTRICTION AGREEMENT

       This AMENDED AND RESTATED AGREEMENT, made as of this 26th day of January, 1999, by and among CareerBuilder, Inc., a Delaware corporation (the "Company"), Robert McGovern ("Mr. McGovern") and James Winchester ("Mr. Winchester") (each a "Stockholder" and together, the "Stockholders"), the persons listed on Schedule I hereto (the "Initial Purchasers") and the persons listed on Schedule II hereto (the "Class F Purchasers," and together with the Initial Purchasers, the "Purchasers"), amends and restates certain Stock Restriction Agreements, made as of the 12th day of July, 1996, by and among the Company, Mr. McGovern, and the persons listed as Purchasers in the signature pages thereto and by and among the Company, Mr. Winchester, and the persons listed as Purchasers in the signature pages thereto.

       WHEREAS, Mr. McGovern is the holder of an aggregate of 2,901,250 shares of common stock, par value $.001 per share, of the Company (the "Common Stock") and 199,290 shares of Class A Convertible Preferred Stock, par value $.001 per share (the "Class A Convertible Preferred Stock");

       WHEREAS, Mr. Winchester is the holder of an aggregate of 693,750 shares of Common Stock;

       WHEREAS, the Class F Purchasers are acquiring an aggregate of 2,018,350 shares of Class F Convertible Preferred Stock, par value $.001 per share (the "Class F Convertible Preferred Stock") of the Company pursuant to the terms of the Class F Convertible Preferred Stock Purchase Agreement, dated of even date herewith, between the Company and the Class F Purchasers (the "Purchase Agreement"); and

       WHEREAS, the parties hereto agree to be bound by the provisions hereof;

       NOW, THEREFORE, in consideration of the foregoing, the agreements set forth below, and the parties' desire to provide for continuity of ownership of the Company and to further the interests of the Company and its present and future stockholders, the parties hereby agree with each other as follows:

       1. Certain Defined Terms. As used in this Agreement, the following terms shall have the following respective meanings:

             (a) "Stock" shall mean and include all shares of Common Stock, and all other securities of the Company which may be convertible into, issued in exchange for or in respect of shares of Common Stock (whether by way of stock split, stock dividend, combination, reclassification, reorganization, or any other means).

             (b) "Shares" shall mean and include all shares of Stock now owned or hereafter acquired by either (i) Mr. McGovern, (ii) Mr. Winchester,
(iii) any Initial Purchaser or (iv) any Class F Purchaser, as the case may be.

             (c) "Sell," "Sale" or "Sold" shall mean to sell or in any way, directly or indirectly, transfer, assign, exchange, distribute or otherwise dispose of for any form of consideration.

       2. Prohibited Transfers. (a) The Stockholders shall not Sell any of their Shares except as expressly provided in this Agreement. Notwithstanding the foregoing, each Stockholder may transfer all or any of his Shares (i) by way of gift to any member of his family or to any trust for the benefit of any such family member or the Stockholder, provided that any such transferee shall agree in writing with the Company and the Purchasers, as a condition to such Sale, to be bound by all of the provisions of this Agreement to the same extent as if such transferee were a Stockholder, or (ii) by will or the laws of descent and distribution, in which event each such transferee shall be bound by all of the provisions of this Agreement to the same extent as if such transferee were a Stockholder. As used herein, the word "family" shall include any spouse, lineal ancestor or descendant, brother or sister.

             (b) In addition to the foregoing, if requested by the underwriters for the initial underwritten public offering of Stock, the Stockholders shall agree not to Sell all or any of their Shares, without the written consent of such underwriters, for a period of not more than 180 days following the effective date of the registration statement relating to such offering. This Section 2(b) shall expressly survive a termination of this Agreement pursuant to clause (a) of Section 7 hereof.

             (c) The Stockholders shall not pledge, mortgage, encumber or hypothecate their Shares.

       3.    Right of First Refusal on Dispositions.

             (a) If at any time a Stockholder desires to Sell all or any part of his Shares pursuant to a bona fide offer from a third party
(the "Proposed Transferee"), the Stockholder shall submit a written offer (the "Offer"), in accordance with Section 11 of this Agreement, to Sell such Shares (the "Offered Shares") to the Company on terms and conditions, including price per Share, not less favorable to the Company than those on which the Stockholder proposes to Sell such Offered Shares to the Proposed Transferee. The Offer shall disclose the identity of the Proposed Transferee, the Offered Shares proposed to be Sold, the total number of Shares owned by the Stockholder, the terms and conditions, including price per Share, of the proposed Sale, and any other material facts relating to the proposed Sale. The Offer shall further state that the Company may acquire, in accordance with the provisions of this Agreement, all or any portion of the Offered Shares for the price and upon the other terms and


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

conditions, including deferred payment (if applicable), set forth therein. If the consideration to be paid by the Proposed Transferee is anything other than cash, the Company, at its option, may purchase the Offered Shares for the cash equivalent of such non-cash consideration.

             (b) If the Company desires to purchase all or any part of the Offered Shares, the Company shall communicate in writing its election to purchase to the Stockholder, which communication shall state the number of Offered Shares the Company desires to purchase and shall be given to the Stockholder in accordance with Section 11 below within thirty days of the date the Offer was made. Such communication shall, when taken in conjunction with the Offer, be deemed to constitute a valid, legally binding and enforceable agreement for the Sale and purchase of such Offered Shares. Sales of the Offered Shares pursuant to this Section 3 shall be made at the offices of the Company on the 45th day following the date the Offer was made (or if such 45th day is not a business day, then on the next succeeding business day). Such Sales shall be effected by the Stockholder's delivery to the Company of a certificate or certificates evidencing the Offered Shares to be purchased by it, duly endorsed for transfer to the Company, against payment to the Stockholder of the purchase price therefor by the Company.

             (c) If the Company does not purchase all of the Offered Shares, the Offered Shares not so purchased may be Sold by the Stockholder at any time within 90 days after the date the Offer was made, subject to the provisions of Sections 4, 5 and 6. Any such Sale shall be to the Proposed Transferee, at not less than the price and upon other terms and conditions, if any, not more favorable to the Proposed Transferee than those specified in the Offer. Any Offered Shares not Sold within such 90-day period shall continue to be subject to the requirements of a prior offer pursuant to this Section 3. If Offered Shares are Sold pursuant to this Section 3 to any purchaser who is not a party to this Agreement, the Offered Shares so Sold shall no longer be subject to this Agreement, but shall remain subject, if applicable by their terms, to the Third Amended and Restated Registration Rights Agreement and the Class B Stock Purchase Agreement dated July 12, 1996 and the Class F Stock Purchase Agreement of even date herewith, as the case may be.

       4.    Right of Participation in Sales.

             (a) Rights of the Initial Purchasers and Certain Class A Stockholders. If at any time a Stockholder desires to Sell all or any part of the Shares owned by him (the "Offered Shares") to any person or entity other than one or more of the Initial Purchasers or a Class F Purchaser (the "Buyer"), each of the Initial Purchasers, and John Burton, Barry Goldsmith, Mark Gruhin and David Wetmore (the "Class A Stockholders") shall have the right to Sell to the Buyer, as a condition to such Sale by the Stockholder, at the same price per share and on the same terms and conditions as involved in such Sale by such Stockholder, such number of Shares as is determined by multiplying the number of Offered Shares by a fraction, the numerator of which is the number of Shares owned by such Stockholder or Participating Purchaser, as the case may be, and the denominator of which is the sum of all shares owned by such Stockholder and all the Participating Purchasers, calculated immediately prior to the proposed Sale.

             (b) Rights of the Class F Purchasers. Notwithstanding anything set forth in Section 4(a), if at any time a Stockholder desires to Sell to any bona fide third party purchaser (a "Third Party Purchaser") a number of Offered Shares, other than pursuant to Section 2 of this Agreement, that will cause the amount of Shares owned by him to decrease to a number that is 50% or less than the number of Shares owned by such Stockholder on the date hereof, the respective rights of such Stockholder, each Initial Purchaser, each Class A Stockholder and each Class F Stockholder shall be governed by this Section 4(b). As a condition of any such Sale to a Third Party Purchaser by any Stockholder, each Participating Purchaser and such Stockholder shall have the right to Sell to the Third Party Purchaser, at the same price per Share and on the same terms and conditions as received by such Stockholder, such number of Shares as is determined by multiplying the number of Offered Shares by a fraction, the numerator of which is the number of Shares owned by such Stockholder or Participating Purchaser, as the case may be, and the denominator of which is the sum of all shares owned by such Stockholder and all the Participating Purchasers, calculated immediately prior to the proposed Sale. For purposes of this paragraph (b), the Class F Purchasers may participate to the full extent allowed by the provisions of this paragraph in the Sale transaction that brings the number of Shares owned by a Stockholder to 50% or less than the number of Shares owned by such Stockholder on the date hereof and in any subsequent Sale by such Stockholder.

             (c) If the consideration to be paid pursuant to paragraphs (a) and (b) above is anything other than cash, the Participating Purchaser (as defined below) may, at its option, Sell the Offered Shares for the cash equivalent of such non-cash consideration.

             (d) The Stockholder shall give twenty (20) days prior written notice of the terms and conditions of any proposed Sale subject to this Section 4 to the Initial Purchasers, Class A Stockholders and, if applicable, Class F Stockholders. Such notification shall be given in accordance with Section 11 below. Until such time as the Class F Stockholders are eligible to participate in any such Sale pursuant to paragraph (b) above, the Stockholder shall notify the Class F Stockholders of the number of Shares Sold by him and the percentage that such Shares are of the Stockholder's total Shares at least three days prior to the date of such Sale.

             (e) Each Initial Purchaser, Class A Stockholder or, if allowable under the provisions of paragraph (b) above, Series F Purchaser wishing to so participate in any Sale under this Section 4 (the "Participating Purchasers") shall notify the Stockholder in writing of such intention within twenty days after the date the Offer was made. Such notification shall be given to such Stockholder in accordance with Section 11 below.

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             (f)    The Stockholder and each Participating Purchaser shall Sell all, or at the option of the Buyer or the Third Party Purchaser, as the case may be, any part of the Shares proposed to be Sold by them at the same price and upon other terms and conditions, if any, not more favorable to the Buyer or the Third Party Purchaser, as the case may be, than those in the Offer provided by the Stockholder under Section 3 above;

             (g) Any Shares Sold by the Stockholder or a Participating Purchaser pursuant to this Section 4 shall no longer be subject to this Agreement, but shall remain subject, if applicable by their terms, to the Third Amended and Restated Stock Purchase Agreement dated July 12, 1996 and the Class F Stock Purchase Agreement of even date herewith, as the case may be.

             (h) The Participating Purchasers right to participate in Sales pursuant to this Section 4 shall not apply with respect to Sales of Shares to the Company under Section 3 herein.

       5. Further Limitation as to Transfers by the Stockholders. In addition to the other restrictions provided in this Agreement, the Stockholders agree not to transfer any Restricted Shares (as defined in Section 6(b)), other than to the Company, provided that the restrictions for this Section 5 shall terminate upon the earlier to occur of (a) a Qualifying Public Offering (as defined in Section 7), or (b) upon the involuntary termination of a Stockholder's employment with the Company due to illness, a death in the family or acts of God outside of such Stockholder's control, other than for cause (as defined in Section 6(e)).

       6.    Option of Company Upon Termination of Employment.

             (a) If a Stockholder shall for any reason, other than illness, a death in the family or acts of God, other than for cause (as defined in Section 6(e)), voluntarily terminates his employment in any capacity by the Company or any of its subsidiaries, the Company may within 140 days from the date upon which the Stockholder shall so terminate his employment, purchase from such Stockholder up to all of his Restricted Shares in accordance with this Section 6.

             (b) "Restricted Shares" shall mean 33-1/3% of a Stockholder's Shares owned as of the date hereof until July 12, 1999 and no Shares thereafter.

             (c) The purchase price of any Restricted Share for which the Company exercises its option under this Section 6 (the "Option Price") shall be the Fair Value Per Share multiplied by the number of Restricted Shares that the Company elects to purchase. "Fair Value Per Share" shall mean, as of the date of determination, the fair value of each Share determined in good faith by the Board of Directors of the Company (without the participation of the Stockholder) and the Stockholder, except as otherwise determined pursuant to this Section 6(c). If the Board of Directors and the Stockholder agree upon the fair value of each Share within thirty (30) days of the date upon which the Company's option to purchase the Shares commenced, such agreement shall determine the Fair Value Per Share. In the event that no such agreement is reached before the end of such 30-day period, the Fair Value Per Share shall be determined by an independent appraiser selected jointly by the Board of Directors of the Company (without the participation of the Stockholder) and the Stockholder. Such independent appraiser shall be selected by the Board of Directors of the Company (without the participation of the Stockholder) and the Stockholder within ten (10) days of the expiration of such thirty (30) day period, and such appraiser shall determine the fair value of each Shares within twenty (20) days of such appointment. If the Board of Directors of the Company (without the participation of the Stockholder) and the Stockholder are unable to reach an agreement as to the identity of an independent appraiser within this ten (10) day period, then the Board of Directors of the Company (without the participation of the Stockholder) and the Stockholder shall each have an addition ten (10) days to separately appoint an independent appraiser. Each of the Board of Directors of the Company (without the participation of the Stockholder) and the Stockholder will cause the appraiser appointed by them to determine, independently, the fair value of each Share, within twenty (20) days after the time of their respective appointment. If the lesser of the two appraised values so determined (the "Low Value") exceeds or is equal to ninety percent (90%) of the value of the greater of the two appraised values (the "High Value"), then the Fair Value Per Share will be deemed to be equal to the average of the two appraisals. If the Low Value is less than ninety percent (90%) of the High Value, then the two appraisers will themselves appoint a third appraiser within ten (10) days after the two appraisals have been rendered. Such third appraiser will have twenty (20) days from the date of his or her appointment in which to select, independently, either the High Value or the Low Value as the Fair Value Per Share. Such determination shall be binding on all parties concerned. The expenses of the appraisals will be borne equally by the Company and the Stockholder. The Fair Value Per Share shall not be discounted by the Company or any appraiser on account of the Shares being held by a minority stockholder.

             (d) If the Company desires to exercise its option to purchase, it shall do so by communicating in writing its election to purchase to the Stockholder which shall sell his Restricted Shares, which communication shall state the number of Restricted Shares the Company is electing to purchase and the Option Price and shall be given to the Stockholder in accordance with
Section 11 below within the 120-day period after the Stockholder terminates his employment. The Sale of the Restricted Shares to be sold to the Company pursuant to this Section 6 shall be made at the offices of the Company on the 20th day following the determination of the Fair Value Per Share pursuant to Section 6(c) or if such 20th day is not a business day, then on the next succeeding business day). Such Sale shall be effected by the Stockholder's delivery to the Company of a certificate or certificates evidencing the Restricted Shares to be purchased by it, duly endorsed for transfer to the Company, against payment to the Stockholder by the Company of the Option Price for each Restricted Share to be purchased by the Company.

             (e) If a Stockholder's employment is terminated for cause (as defined below), the Company may elect to purchase the Restricted Shares as calculated above, or have the Stockholder appoint the Company to act as his irrevocable proxy and attorney-in-fact with respect to all of his Shares for the purpose of voting his Shares (or rendering any written consent in lieu thereof) for all purposes. "Cause" as used throughout this Agreement shall mean (i) conviction of fraud; (ii) conviction of a felony (other than a vehicular-related felony) that seriously impairs the Stockholder's ability to perform his duties as an employee of the Company; or (iii) the Stockholder's willful or deliberate failure to adhere to the Company's policies or to perform his employment responsibilities in the best interests of the Company.

             (f) In addition to the other restrictions provided in this Agreement, in no event shall a Stockholder Sell any Shares (including the Restricted Shares) pursuant to this Agreement if, upon completing such Sale, the Stockholder would be unable to meet his obligations (whether accrued or contingent) under this Section 6.

       7. Term. This Agreement shall terminate (a) immediately prior to the consummation of the first firm commitment underwritten public offering pursuant to an effective registration statement on Form S-1 (or its then equivalent) under the Securities Act of 1933, as amended, pursuant to which the aggregate price paid by the public for the purchase of Stock is at least $30,000,000 and the price paid by the public for such shares shall be at least $7.00 per share, as adjusted for any stock split, stock dividend, recapitalization or other such event (unless such qualifying amount is waived under the Class F Convertible Preferred Stock Purchase Agreement and/or the Third Amended and Restated Registration Rights Agreement, both of even date herewith) or (b) July 12, 2003, whichever occurs first.

       8. Failure to Deliver Shares. If a Stockholder becomes obligated to Sell any Shares to the Company under this Agreement and fails to deliver such Shares in accordance with the terms of this Agreement, the Company may, at its option, in addition to all other remedies it may have, send to the Stockholder the purchase price for such Shares as is herein specified. Thereupon, the Company upon written notice to the Stockholder, (a) shall cancel on its books the certificate or certificates representing the Shares to be Sold and (b) shall issue, in lieu thereof, in the name of the Company, a new certificate or certificates representing such Shares, and thereupon all of the Stockholder's rights in and to such Shares shall terminate.

       9. Specific Enforcement. The Stockholders expressly agree that the Purchasers and the Company will be irreparably damaged if this Agreement is not specifically enforced. Upon a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by the Stockholders, the Purchasers and the Company shall, in addition to all other remedies,


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

each be entitled to a temporary or permanent injunction, without showing any action damage, and/or a decree for specific performance, in accordance with the provisions hereof.

       10. Legend. Each certificate evidencing any of the Shares owned by a Stockholder shall bear a legend substantially as follows:

             "The shares represented by this certificate are subject to restrictions on transfer and may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except in accordance with and subject to all the terms and conditions of a certain Amended and Restated Stock Restriction Agreement dated as of January 26, 1999, a copy of which the Company will furnish to the holder of this certificate upon request and without charge."

       11. Notices. Notices given hereunder shall be deemed to have been duly given on the date of personal delivery, on the date of postmark if mailed by certified or registered mail, return receipt requested, or on the date sent by telecopier or telex to the party being notified at his or its address specified on the applicable signature page hereto or such other address as the addressee may subsequently notify the other parties of in writing.

       12. Entire Agreement and Amendments. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and neither this Agreement nor any provision hereof may be waived, modified, amended or terminated except by a written agreement signed by the parties hereto; provided, however, that Initial Purchasers owning at least two-thirds of the Shares owned by all Initial Purchasers and the Class F Purchasers owning at least two-thirds of the Shares owned by all Class F Purchasers, with the Initial Purchasers and the Class F Purchasers voting as separate classes, may effect any such waiver, modification, amendment or termination on behalf of all of the Purchasers. To the extent any term or other provision of any other indenture, agreement or instrument by which any party hereto is bound conflicts with this Agreement, this Agreement shall have precedence over such conflicting term or provision.

       13. Governing Law; Successors and Assigns. This Agreement shall be governed by the laws of Delaware and shall be binding upon the heirs, personal representatives, executors, administrators, successors and assigns of the parties.

       14. Waivers. No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

       15. Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only

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

to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

       16. Captions. Captions are for convenience only and are not deemed to be part of this Agreement.

       17. Continuation of Employment. Nothing in this Agreement shall create an obligation on the Company or the Purchasers to continue the Stockholders' employment with the Company.

       18. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

       Executed on this 26th day of January, 1999.

                                       CAREERBUILDER, INC.

                                       By:  /s/ ROBERT MCGOVERN
                                            -----------------------------
                                            Name: Robert McGovern
                                            Title: CEO

                                       PURCHASERS

                                       21ST CENTURY INTERNET VENTURE
                                       PARTNERS, LLC

                                       By:  21st Century Internet Fund

                                            By:   /s/ J. NEIL WEINTRAUT
                                                  ---------------------------
                                                  Name:
                                                  Title:

                                       NEW ENTERPRISE ASSOCIATES VI,
                                       LIMITED PARTNERSHIP

                                       By:  NEA Partners VI, Limited Partnership

                                            By:   /s/ PETER BARRIS
                                                  ---------------------------
                                                  Name:
                                                  Title:

                                       THOMSON U.S. INC.

                                       By: /s/ JAMES R. SCHURR
                                           -----------------------------------
                                              Name: James R. Schurr
                                              Title: Vice President

                                       ADP, INC.

                                       By: /s/ GARY C. BUTLER
                                           -----------------------------------
                                              Name:
                                              Title:

                                       FBR TECHNOLOGY VENTURE
                                       PARTNERS, L.P.

                                       By: /s/ GENE RIECHERS
                                           -----------------------------------
                                              Name: Gene Riechers
                                              Title: Managing Director

                                       FBR eCOMM, L.P.

                                       By: /s/ GENE RIECHERS
                                           -----------------------------------
                                              Name: Gene Riechers
                                              Title: Managing Director

                                       GE CAPITAL EQUITY INVESTMENTS, INC.

                                       By: /s/ THOMAS W. NAUGHTON, IV
                                           -----------------------------------
                                              Name: Thomas W. Naughton, IV
                                              Title: Region Operations Manager

                                       GENERAL ELECTRIC PENSION TRUST

                                       By: /s/ DONALD W. TOREY
                                           ----------------------------------
                                              Name: Donald W. Torey
                                              Title: Executive Vice President

                                       /s/ SUZANNE HOOPER KING
                                       -----------------------------------------
                                       SUZANNE HOOPER KING, INDIVIDUALLY

                                       /s/ JOHN BURTON
                                       --------------------------------
                                       JOHN BURTON, INDIVIDUALLY

                                       /s/ BARRY GOLDSMITH
                                       --------------------------------
                                       BARRY GOLDSMITH, INDIVIDUALLY

                                       /s/ MARK GRUHIN
                                       --------------------------------
                                       MARK GRUHIN, INDIVIDUALLY

                                       /s/ DAVID WETMORE
                                       --------------------------------
                                       DAVID WETMORE, INDIVIDUALLY


                                       STOCKHOLDERS

                                       /s/ ROBERT MCGOVERN
                                       --------------------------------
                                       ROBERT MCGOVERN, INDIVIDUALLY

                                       /s/ JAMES WINCHESTER
                                       --------------------------------
                                       JAMES WINCHESTER, INDIVIDUALLY

                                  Schedule I

                               Prior Investors

FBR Technology Venture Partners, L.P.

FBR eComm, L.P.

21st Century Internet Venture Partners, LLC

New Enterprise Associates VI, Limited  Partnership

NEA Presidents' Fund, L.P.

John Burton

Barry Goldsmith

Mark Gruhin

Robert McGovern

David Wetmore

James Winchester

Thomson U.S. Inc.

ADP, Inc.

                                 Schedule II

                                New Investors

GE Capital Equity Investments, Inc.

General Electric Pension Trust

Suzanne Hooper King



                                       14